UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Settlement of Shareholder Litigation

On February 15, 2011, NYSE Euronext, a Delaware corporation (“NYSE Euronext”), Deutsche Börse AG, a company organized under the laws of the Federal Republic of Germany (“Deutsche Börse”), Alpha Beta Netherlands Holding N.V., a public limited liability company incorporated under the laws of the Netherlands (“Holdco”), and Pomme Merger Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), entered into a business combination agreement (as amended, the “Business Combination Agreement”) pursuant to which NYSE Euronext and Deutsche Börse agreed to combine their respective businesses and become subsidiaries of Holdco (the “combination”).

As previously disclosed in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by NYSE Euronext on May 12, 2011, following the announcement of the combination on February 15, 2011, several complaints were filed in the Delaware Court of Chancery (the “Delaware Court”); the Supreme Court of the State of New York, County of New York (the “New York Court”); and the U.S. District Court for the Southern District of New York (the “SDNY”), each challenging the proposed combination. The Delaware cases were subsequently consolidated under the caption In re NYSE Euronext Shareholders Litigation, Consol. C.A. No. 6220-VCS (which is referred to in this supplement as the “Delaware action”). The New York Court cases were coordinated, and a Master File was created, under the caption In re NYSE Euronext Shareholders Litigation, Index No. 773000/11 (which is referred to in this supplement as the “New York action” and together with the Delaware action, referred to in this supplement as the “actions”). The actions were brought as putative class actions on behalf of shareholders of NYSE Euronext and variously name as defendants NYSE Euronext, its directors at the time of the announcement of the combination (together with NYSE Euronext, the “NYSE Euronext defendants”), Deutsche Börse, Merger Sub and Holdco, and allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the combination and that the entity defendants aided and abetted those breaches.  On May 26, 2011, plaintiffs in the actions filed a motion in the Delaware Court seeking a preliminary injunction enjoining the scheduled July 7, 2011 NYSE Euronext shareholder vote on the combination.

On June 16, 2011, the plaintiffs in the actions, the NYSE Euronext defendants, Deutsche Börse and Holdco entered into a memorandum of understanding (“MOU”) setting forth their agreement in principal regarding a proposed settlement of all claims asserted in the actions. As part of the settlement, the NYSE Euronext defendants acknowledged that the pendency and prosecution of the actions were a factor in the NYSE Euronext board of directors’ decision to support management’s recommendation that Holdco declare a special dividend and consequently provide appraisal rights. Additionally, in the MOU, Holdco acknowledged its intent to recommend to the Holdco board of directors that following the completion of the combination Holdco act upon the recommendations of the boards of directors of NYSE Euronext and Deutsche Börse that Holdco issue the special dividend subject to the approval of the Holdco board of directors, consistent with its fiduciary duties. As part of the settlement,  the parties agreed to seek to remove or withdraw any pending requests for interim relief, specifically including plaintiffs’ motion for a preliminary injunction in the Delaware action.

The settlement is contingent upon, among other items, the execution of a formal stipulation of settlement, Delaware Court approval following notice to the class, final dismissal of the actions with prejudice, and the completion of the combination.  If Holdco were to fail to pay the special dividend, for any reason, the parties would have the option to terminate the settlement. If the settlement is consummated, it would release all claims that the plaintiffs and all members of the class may have arising out of or relating in any manner to the combination, as described in the MOU, including the  federal action pending in SDNY.

Waiver of Exchange Offer Condition

Pursuant to Section II of Annex II to the Business Combination Agreement and Section 14.2 of the German Exchange Offer Document, on June 22, 2011, NYSE Euronext and Deutsche Börse instructed Holdco to waive the following conditions to the completion of its exchange offer to acquire Deutsche Börse shares:

•         IRS Ruling or Rulings vis-à-vis NYSE Euronext.

On or prior to the end of the offer acceptance period, NYSE Euronext shall have received one or more private letter rulings from the  U.S. Internal Revenue Service (“IRS”) substantially to the effect that

(i)                    the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code and/or the merger and the exchange offer, taken together, will qualify as an exchange within the meaning of Section 351(a) of the U.S. Internal Revenue Code (the “first NYSE tax condition”); and

(ii)                  (A) the transfer of NYSE Euronext shares by U.S. persons for shares of Holdco will qualify for an exception to Section 367(a)(1) of the U.S. Internal Revenue Code under U.S. Treasury Regulation Sections 1.367(a)-3(c)(1) and 1.367(a)-3(c)(9), and (B) any U.S. person transferring NYSE Euronext shares who is a “5% transferee shareholder” (within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) will qualify for the exception to Section 367(a)(1) of the U.S. Internal Revenue Code only upon entering a five-year gain recognition agreement pursuant to U.S. Treasury Regulation Section 1.367(a)-8 (the “second NYSE tax condition”).

•         IRS Ruling or Rulings vis-à-vis Deutsche Börse.

On or prior to the end of the offer acceptance period, Deutsche Börse shall have received a private letter ruling from the IRS substantially to the effect that the exchange offer will qualify as a transaction described in Section 351(a) of the U.S. Internal Revenue Code and/or the exchange offer and the merger, taken together, will qualify as a transaction described in Section 351(a) of the U.S. Internal Revenue Code.

The completion of the exchange offer is a condition precedent to the merger of NYSE Euronext with Merger Sub (a wholly owned subsidiary of Holdco), and, therefore, the waiver of such conditions in effect is a waiver of conditions to completing the merger.  As a result of the waivers, the receipt of these IRS rulings will no longer be prerequisites to the completion of the exchange offer (and, therefore, will not be a prerequisite to the completion of the merger).

The possibility of the waiver of the first NYSE tax condition and the second NYSE tax condition have been described in the proxy statement of NYSE Euronext, dated May 10, 2011, under “Risk Factors—Risks Relating to Tax Matters” and “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger—Conditions to Closing.”   For additional information regarding the potential consequences of the waiver of such conditions, see “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger—Conditions to Closing and  —The Merger.”

Pursuant to Section 14.2 of the German Exchange Offer Document, the waiver will be effectuated by Holdco’s publication of a notice of such waiver on its website and in the German electronic Federal Gazette.  The notice of waiver is expected to be published on June 27, 2011 and will be effective upon such publication.  The waiver of these conditions is effectively irrevocable under the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NYSE Euronext

Dated: June 23, 2011                           By:           /s/ Janet L. McGinness

                                                             Name:     Janet L. McGinness

                                                             Title:       Senior Vice President &

                                                                            Corporate Secretary